Exhibit 10.2

EXECUTION VERSION

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (l) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE CO-MAKERS RECEIVE AN OPINION OF COUNSEL TO IT THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

SFX-REACT OPERATING LLC

SFX ENTERTAINMENT, INC.

Subordinated Note

$10,829,353.13 aggregate principal amount

Issue Date July 7, 2015

SFX-REACT OPERATING LLC, a Delaware limited liability company (“SFX-React”), and SFX ENTERTAINMENT, INC. (the “Parent” and together with SFX-React, the “Makers and each a “Co-Maker”), for value received, hereby jointly and severally promises to pay to React Presents, Inc., Clubtix, Inc., Lucas King, and Jeffery Callahan, all having an office at 400 North May Street, Chicago, Illinois 60642 (“Holder”) the principal amount of Ten Million Eight Hundred Twenty-nine Thousand Three Hundred Fifty-three dollars and Thirteen cents ($10,829,353.13) (“Principal Amount”), as may be adjusted hereunder, in accordance with the provisions of this adjustable subordinated promissory note (this “Note”). Each Installment Payment shall be made on the applicable Installment Date (as such terms are defined in Schedule I hereto) as provided in Schedule I.

This Note was issued pursuant to that certain letter amendment agreement (the “Letter Agreement”), dated as of July 7, 2015, by and between SFX-React, Parent, Lucas King, Jeffery Callahan, React Presents, Inc. and Clubtix, Inc., amending that certain asset and membership interest contribution agreement (the “Purchase Agreement”), dated as of February 18, 2014, by and between the parties thereto. The parties agree that the Principal Amount represents the Cash Earn-Out Payment (as defined in the Letter Agreement) payable by the Acquiring Parties to the Transferor Parties (as defined in the Purchase Agreement).

1.                                      PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT.

Payment of the principal on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Interest (computed on the basis of a 360 day year of twelve 30-day months) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Co-Makers at the rate of zero percent (0%) per annum.  Amounts paid hereunder on each Installment Date shall be to the Holder as set forth in Schedule I hereto.  After an Event of Default has occurred and at all times thereafter, including without limitation after entry of a judgment in favor of Holder, until payment in full, the total unpaid indebtedness hereunder shall bear interest at the rate of ten percent (10%) per annum.

2.                                      SUBORDINATION.

The Holder acknowledges that the payment of the principal of this Note is subordinated in right of payment to the payment of all existing and future senior and secured debt of the Co-Makers.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE CO-MAKERS.

Each Co-Maker represents and warrants to the Holder that:

(a)                                 each Co-Maker is duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)                                 each Co-Maker has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

(c)                                  each Co-Maker is duly licensed or qualified and is in good standing as a foreign limited liability company in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

(d)                                 this Note is the valid, binding and enforceable obligation of each Co-Maker.  Execution and delivery of this Note does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which any Co-Maker is a party or is bound.

(e)                                  there are no conditions, events or circumstances existing, or any litigation, arbitrations, governmental or administrative proceedings, actions, examinations, claims or demands pending or threatened affecting any Co-Maker, or which would prevent any Co-Maker from complying with or performing its respective obligations under this Note within the time limits set forth therein for such compliance or performance, and no basis for any such matter exists.

(f)                                   each Co-Maker is able to pay its debts as such debts become due, and each Co-Maker has capital sufficient to carry on its present businesses and transactions and all businesses and transactions in which it is about to engage.  Neither Co-Maker (i) is bankrupt or insolvent, (ii) has made an assignment for the benefit of its respective creditors, (iii) has had a trustee or receiver appointed, (iv) has any bankruptcy, reorganization or insolvency proceedings instituted by or against it, or (v) shall be rendered insolvent by its execution, delivery or performance of this Note.

4.                                      AFFIRMATIVE COVENANTS.

Each Co-Maker covenants and agrees that, while this Note is outstanding, it shall:

4.1                               Records and Reports.  Maintain a standard and modern system of accounting and present its financial statements in accordance with GAAP applied on a consistent basis; permit the representatives of the Holder, as long as it holds this Note, to have access to and to examine its properties, books and records at all reasonable times.

4.2                               Maintain Corporate Rights and Facilities.  Maintain and preserve its corporate existence and all material rights, licenses and other authority necessary for the conduct of its business; maintain its properties, equipment and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption and continue in the same business as is presently conducted by it.

4.3                               Notices of Defaults and Actions.  Promptly notify the Holder of (i) the occurrence of any event of default under this Note, and (ii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, could materially impair the right of the Co-Maker to carry on business substantially as presently conducted or could materially adversely affect its business, operations, properties, assets or condition, financial or otherwise, and (iii) any development in its business or affairs which may be materially adverse to the Co-Maker, disclosing the nature thereof.

5.                                      EVENTS OF DEFAULT.

It shall be an Event of Default with respect to this Note upon the occurrence and continuation uncured of any of the following events:

5.1                               This Note.

(a)                                 a default in the payment of the principal on this Note, when and as the same shall become due and payable, either by the terms hereof or upon redemption or otherwise;

(b)                                 default in the performance, or breach, of any covenant of a Co-Maker in this Note (other than a covenant or a default which is elsewhere herein specifically dealt with as an Event of Default), and continuance of such default or breach uncured for a period of fifteen (15) days;

(c)                                  any warranty, representation or statement made or furnished to Holder by Co-Maker under this Note is false or misleading in any material respect, either now or at the time made or furnished, or becomes false or misleading at any time thereafter.

5.2                               Bankruptcy.  The entry of a decree or order by a court having jurisdiction adjudging a Co-Maker a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of a Co-Maker, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of a Co-Maker or of any substantial part of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) days; or the commencement by a Co-Maker of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of a Co-Maker or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by a Co-Maker in furtherance of any such action.

5.3                               Default Under Letter Agreement or Purchase Agreement.  A default by a Co-Maker under the Letter Agreement or under the Purchase Agreement.

5.4                               Defaults Under Other Obligations.  A default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect Parent’s property or Parent’s ability to repay this Note or perform Parent’s obligations under this Note.

5.5                               Sale of a SFX-React.  A Sale (as defined below) of either Co-Maker shall occur.  As used herein, the term “Sale” means the occurrence of any of the following events:  (a) Parent ceases to own and control at least 51% of the voting equity interests in SFX-React; or (b) a sale or other transfer of all or substantially all of the assets of SFX-React (in one transaction or any series of related transactions).

6.                                      REMEDIES UPON DEFAULT.

6.1                               Acceleration.  Upon each occurrence of an Event of Default and at any time during the continuation thereof (unless the principal of this Note shall already have become and be due and payable), the Holder, by notice in writing given to the Co-Makers, may declare the principal and interest of the Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

6.2                               Proceedings and Actions.  During the continuation of any one or more Events of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims, against all assets of the Co-Makers except as hereinafter set forth and shall be entitled to receive therefrom payment on such claims up to an amount not exceeding the Principal Amount and accrued interest of this Note plus all reasonable expenses of collection.  If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, each Co-Maker promises and agrees to pay all costs of collection, including reasonable attorneys’ fees, disbursements and court costs.

6.3                               Confession of Judgment.  Each Co-Maker hereby irrevocably authorizes and empowers any attorney-at-law to appear in any court of record and to confess judgment against it for the unpaid amount of this Note as evidenced by an affidavit signed by the an authorized agent of the Holder setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal.  If a copy of this Note verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney.  Each Co-Maker waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.  No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as the Holder may elect until all amounts owing on this Note have been paid in full. Each Co-Maker hereby waives and releases any and all claims or causes of action which it might have against any attorney acting under the terms of authority which it has granted herein arising out of or connected with the confession of judgment hereunder.

7.                                      PREPAYMENT.

This Note may be prepaid in whole or in part, at the option of the Co-Makers, at any time, without penalty or premium, upon five (5) days prior written notice at a prepayment price equal to 100% of the Principal Amount plus all unpaid interest accrued thereon.

8.                                      RIGHT OF SET-OFF.

Notwithstanding anything herein to the contrary, the Co-Makers shall have the right to set-off against any and all remaining Installment Payments and, in connection with adjustment of the Principal Amount, against the final Principal Amount, the amount of JLP Liability paid by the Co-Makers on behalf of the Holder on a pro rata basis.

9.                                      TRANSFER; ASSIGNMENT.

Neither this Note nor any of the rights, interests or obligations hereunder may be assigned by either the Makers or Holder without the prior written consent of the other.  Any attempted assignment or disposition in violation of this Note shall be null and void.

10.                               MISCELLANEOUS.

10.1                        No Recourse.  No recourse whatsoever, either directly or through the Makers or any trustee, receiver or assignee, shall be had in any event or in any manner against any past, present or future unit holder, director or officer of the Makers for the payment of, principal of or interest on this Note or any of them or for any claim based thereon or otherwise in respect this Note, this Note being a corporate obligation only.

10.2                        Waivers.  Each Co-Maker and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally:  (i) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (ii) waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iii) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (iv) agree that the liability of the Co-Makers and each guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by the Holder to any of them with respect hereto; (v) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vi) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of the Co-Makers, any guarantor and all others now liable for all or any part of the obligations evidenced hereby.

10.3                        Notices.  All communications provided hereunder shall be in writing and, if intended for the Co-Makers, shall be delivered or mailed by registered or certified mail addressed to SFX Entertainment, Inc., 902 Broadway, 15th Floor, New York, New York, 10010, Attention:  General Counsel, or, if to the Holder at the address shown for the Holder in the registration books maintained by the Co-Makers.

10.4                        Lost, Stolen or Mutilated Notes.  In case this Note shall be mutilated, lost, stolen or destroyed, the Co-Makers shall, in their discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Co-Makers of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

10.5                        Governing Law.  This Note shall be construed in accordance with and governed by the laws of the State of Illinois, without giving effect to conflict of laws principles. TO INDUCE THE HOLDER TO ACCEPT THIS NOTE, EACH CO-MAKER IRREVOCABLY AGREES THAT, SUBJECT TO THE HOLDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS.  EACH CO-MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS.

10.6                        WAIVER OF JURY TRIAL.  CO-MAKERS AND THE HOLDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE EACH CO-MAKER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE HOLDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

10.7                        WAIVER OF DEFENSES.  EACH CO-MAKER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL AND FRAUD-BASED DEFENSES), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH IT MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE HOLDER IN ENFORCING THIS NOTE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER GRANTING ANY FINANCIAL ACCOMMODATION TO EACH CO-MAKER.

IN WITNESS WHEREOF, EACH CO-MAKER HAS caused this Note to be signed in its corporate name by its Chief Executive Officer and to be dated the day and year first above written.

SFX-REACT OPERATING LLC		SFX ENTERTAINMENT, INC.

By:	/s Sheldon Finkel	By:	/s Sheldon Finkel
Name: Sheldon Finkel		Name: Sheldon Finkel
Title: Vice President		Title: Vice Chairman

SCHEDULE I

a)                         $1,000,000 payable on or before the 5th Business Day following the date of the Letter Agreement (being July 14, 2015) (the “First Installment”);

b)                         $2,000,000 payable on or before September 1, 2015 (the “Second Installment”);

c)                          $2,000,000 payable on or before November 2, 2015 (the “Third Installment”);

d)                         $3,000,000 payable on or before January 4, 2016 (the “Fourth Installment”);

e)                          $2,829,353.15 payable on or before March 1, 2016 (the “Fifth Installment”).